Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-278368) and Form S-8 (File No. 333-214520, 333-248419 and 333-269436) of our report dated August 19, 2025, with respect to the consolidated financial statements of Nano Dimension Ltd.

/s/ Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 31, 2026